                              Exhibit Number 2(i)
                  Further Amendments to Definitive Agreements
                          dated as of July 24, 1986,
                                     among
                                ECL Steel Inc.,
                 Inland Steel Electrogalvanizing Corporation,
                     Pre Finish Metals (EG) Incorporated,
                         Bethlehem Steel Corporation,
                             Inland Steel Company,
                        Inland Steel Industries, Inc.,
                        Pre Finish Metals Incorporated
                                      and
                        Materials Sciences Corporation

                           Dated as of July 24, 1986


EGL Steel Inc. and                        Inland Steel Electrogalvanizing
Bethlehem Steel Corporation               Corporation
701 East Third Street                     Inland Steel Company
Bethlehem, Pennsylvania 18015             Inland Steel Industries, Inc.
                                          30 West Monroe Street
                                          Chicago, Illinois 60603

Pre Finish Metals (EG) Incorporated and
Pre Finish Metals Incorporated and
Material Sciences Corporation
2300 East Pratt Boulevard
Elk Grove Village, Illinois 60007

               Re:  Further Amendments to Definitive Agreements
                    -------------------------------------------

Dear Sirs:

          Reference is made to the Partnership Agreement dated as of August 30, 1984 by and among EGL Steel Inc., Inland Steel Electrogalvanizing Corporation and Pre Finish Metals (EG) Incorporated, pursuant to which Walbridge Coatings, An Illinois Partnership was formed, and to the various Definitive Agreements, as amended, referred to therein. All capitalized terms in this letter agreement which are defined in Appendix A to such Definitive Agreements, as amended hereby, shall have the meaning herein as therein provided.

          This letter agreement is a condition precedent to the closing of the Project Lenders' Loans (as herein defined). Accordingly, the Partnership and each of the Partners and their respective Guarantors hereby agree to the following amendments to the Definitive Agreements:

Partnership Agreement
---------------------

          1. Section 5.1, as previously amended, is hereby further amended to read as follows:

May 17, 1999
Page 2

               "5.1 Initial Term. The term of the Partnership ("Term")
                    ------------
          shall commence on the date hereof and shall continue until June 30, 1998 unless (a) extended in accordance with
          Section 5.2 hereof or (b) ended earlier by dissolution of
          -----------
          the Partnership in accordance with Article XV hereof."
                                             ----------

          2. The penultimate paragraph of Section 6.3 is hereby amended to change the amount "$727,350" to "$750,000" and the amount $1,454,700" to "$1,500,000".

          3. Section 6.3, as previously amended is hereby amended to add at the end of the penultimate paragraph and before the last paragraph thereof the following:

               "If the 'New Mortgage Financing' as defined in the Sublease is not renewed after six years due to the failure of any of the conditions set forth in subparagraphs (d),
          (e), (f) or (g) of Section 1.01 of the note under the real
                             ------------
          estate portion of the Permanent Financing, and substitute mortgage financing is thereafter procured as contemplated by Section 30 of the Sublease, then to the extent that the 'Basic Rent' payable as a result of such substitute financing exceeds the sum of the 'Equity Portion of the Basic Rent' (as such quoted terms are defined in the Sublease) plus principal and interest on the balance of such note at then current mortgage rates (the 'Increased Cost'), PFM EG shall be responsible to the Partnership for such Increased Cost. If such 'New Mortgage Financing' is not so renewed due to a failure of the condition set forth in subparagraph (b) of Section 1.01 under such note, then EGL Steel and Inland EG shall be jointly and severally responsible to the Partnership for the resulting Increased Cost. If for any other reason substitute mortgage financing is procured in accordance with Section 30 of the Sublease due to any default under any of the 'Loan Documents' (as defined in such note) caused directly or indirectly by EGL Steel, Inland EG, PFM EG, any of their respective Guarantors or any combination thereof, then such defaulting party or parties shall be responsible to the Partnership for the resulting Increased Cost to be shared if more than one such party is involved in an equitable manner.

               The Sublease shall have a term extending to the end of the Term of the Partnership, provided, however, that (1) if
                                       --------  -------
          the Term of the Partnership is extended beyond June 30, 1998, then at the option of the Partnership, PFM shall extend the term of the Sublease for up to six consecutive additional terms of five years each to and including June

May 17, 1999
Page 3

          29, 2028 (the 'Extended Terms'), but not more than the extended Term of the Partnership, and (2) if the Partnership shall at the end of the Partnership Term assign its rights under the Sublease to a party in which PFM has no ownership interest, then at the option of such assignee, PFM shall extend the term of the Sublease for one or more of the Extended Terms, provided that concurrently with the exercise of such option the assignee shall deliver to PFM a written agreement reasonably satisfactory to PFM to pay to PFM a reasonable fee for remaining as lessee under the amended PFM Lease and as lessor under the Sublease based on the credit standing of the assignee and the duration of the Extended Terms. The amount of such fee shall be determined by agreement of PFM and such assignee or, at the option of either of them, by arbitration proceedings substantially identical to those contemplated in Article XIV. If the
                                             -----------
          Partnership or the assignee shall exercise any such option to extend the term of the Sublease for an Extended Term, it shall give written notice thereof to PFM not later than nine months prior to the expiration of the then existing term of the Sublease. Notwithstanding the foregoing, (a) if PFM has no ownership interest in such assignee, PFM, the Partnership and such assignee shall use their best efforts to obtain the approval of the lessor under the amended PFM Lease to an assignment of the amended PFM Lease to the assignee and a termination and cancellation of the Sublease, with the effect that PFM would be relieved of all liability thereafter arising under the amended PFM Lease and the Sublease would terminate, and (b) PFM shall have no obligation to extend the term of the Sublease if the term thereof shall have expired or be terminated pursuant to any provision thereof or if PFM shall not have received notice of exercise of the option to extend as specified above."

          4. Article VI is hereby amended to add at the end of Section 5.3 thereof the following:

               "6.3A  Performance of Credit Agreements. (A) If upon
                      --------------------------------
          the occurrence of a Designated Event relating to any Partner or its Guarantor(s), the Project Lenders shall apply any funds held under the Cash Collateral Agreement to the payment of the series of Notes and/or Promissory Notes (as such terms are defined in the Credit Agreements) relating to such defaulting Partner and its Guarantor(s) under the Credit Agreements, such defaulting Partner or its Guarantor(s), jointly and severally, shall within two business days

May 17, 1999
Page 4

          after such application of funds reimburse to each of the other Partners the amount of such funds so applied that was paid by such other Partner to the "Accounts" as defined in the Cash Collateral Agreement and all interest accrued therein to the date of such application.

               (b) If upon the occurrence of a Designated Event relating to any Partner or its Guarantor(s) the series of Notes and/or Promissory Notes (as such terms are defined in the Credit Agreements) relating to such defaulting Partner and its Guarantor(s) under the Credit Agreements shall be accelerated and become forthwith due and payable, such defaulting Partner or its Guarantor(s), jointly and severally, shall within two business days after such acceleration either (i) pay for the benefit of the Partnership and in accordance with the guaranty of its Guarantor(s) to the Project Lenders all principal, interest and other amounts remaining due and payable under the series of Notes and/or Promissory Notes so accelerated, or
          (ii) cause such acceleration to be withdrawn or otherwise annulled by a written instrument signed by the Project Lenders who took such action in form and substance reasonably satisfactory to all other Partners. In the event that such defaulting Partner and its Guarantor(s) shall fail to perform their obligations under the preceding sentence within the time specified therein, then at all times thereafter any other Partner or both other Partners (acting in proportion to their Financial Interests or such other proportion as such other Partners shall agree) shall be deemed to be authorized by the defaulting partner and its Guarantor(s) to take from time to time any one or both of the following actions:

          (i) If the "Designated Event" involves a monetary default referred to in paragraph (h) or (i) of Section 6.02 of each of the Credit Agreements, to pay such sums as shall be necessary to cure such monetary default; and

          (ii) In any case, to give to the Project Lenders notice of repayment pursuant to Section 2.10(b) of the Term Loan Agreement and Section 2.08(b) of the Restated Credit Facility Agreement and thereafter to repay the series of Notes or Promissory Notes so accelerated and the corresponding series of Promissory Notes or Notes under the other Credit Agreement, as contemplated by such Section 2.10(b) and Section 2.08(b)."

May 17, 1999
Page 5

The defaulting Partner or its Guarantor(s), jointly and severally, shall reimburse to the other Partner or Partners making such payment or payments all monies so expended upon demand therefor in accordance with Section 17.5.
                                                           ------------

     "(c) Upon the payment by such defaulting Partner (or its Guarantor(s)) of the amounts required by paragraph (a) or (b) of this Section within the time specified therein, the defaulting Partner or Guarantor(s) making such payments
(i) shall be deemed to have made a Parent Loan to the Partnership in the amount of the principal of the Notes and/or Promissory Notes so retired and bearing interest and having payment terms, subordination and security corresponding to the balance of the Parent Loans then outstanding and (ii) shall be entitled to an appropriate promissory note of the Partnership to evidence such Parent Loan.

      (d) Upon any failure of the defaulting Partner or its Guarantor(s) to make any reimbursement required by under paragraphs (a) or (b) of this Section 6.3A
                                                                  ------------
within the time specified therein, then at all times thereafter the other Partner or Partners, at its or their joint option and in proportion to the amounts of reimbursement due to each of them, if any, shall be entitled to purchase the entire Partner's Interest of the defaulting Partner (except, at the option of the purchasing Partner or Partners, the Parent Loans of its Guarantor(s)) in accordance with Section 13.3A. In addition, the defaulting
                                 -------------
Partner hereby agrees to indemnify and hold harmless the Partnership, the other Partners and their respective Guarantor(s) from and against any and all loss, cost or damage, including but not limited to reasonable attorneys' fees and expenses, incurred by the Partnership, such other Partners and their respective Guarantor(s) as a result of any "Designated Event" under any of the Project Lender Loans caused by such Partner or its Guarantor(s), whether or not resulting in the application of funds held under the Cash Collateral Agreement or the acceleration of any Notes or Promissory Notes, including but not limited to any loss, cost and damage incurred as a result of any actions taken by such partners or their Guarantor(s) to cure such Designated Event."

          5. Section 10.2(b) is hereby amended by adding at the end thereof the following:

          "Notwithstanding the foregoing, (1) this Section 10.2(b) shall not
                                                   ---------------
          apply to the portion of the Permanent Financing consisting of the Parent Loans and (2) payments to such reserve may be made directly by the Primary Purchasers pursuant to the Coating Agreements and by the Operator pursuant to the Operating Agreement in lieu of such payments by the Partnership."

          6.   Section 10.2(c) is hereby amended to read as follows:

               "(c) Subject to any requirements of the Project Lenders' Loans, the Operating Partner shall receive an Operator's Fee for all coating services rendered by it in its capacity as Operator in accordance with the Operating Agreement and in

May 17, 1999
Page 6

          connection therewith the Operator may cause the Partnership to apply funds received on Per Ton Financing Payments pursuant to Section 6.10
                                                                   ------------
          of the Coating Agreements to the payment of the Fixed Portion of the Operator's Fee payable pursuant to Section 6.2 of the Operating
                                             -----------
          Agreement."

          7. The first paragraph of Section 13.3 is hereby amended by adding at the end thereof the following:

          "Notwithstanding the foregoing, this right of refusal shall be subject to the rights provided to Partners pursuant to Section 13.3A."
                                                         -------------

          8. The second paragraph of Section 13.3 is hereby amended by adding at the end thereof the following:

          "Notwithstanding the foregoing, if the consummation of such purchase shall be subject to the review or approval of any court, such period of sixty days shall be extended until the expiration of ten days after the completion of such court proceedings."

          9.   Article XIII is hereby amended by adding at the end of Section
13.3 thereof the following:

          "13.3A  Defaulting Partner's Interest.  (a) Notwithstanding the
                  -----------------------------
          foregoing provisions of this Article XIII, if any defaulting Partner
                                       ------------
          and its Guarantor(s) shall fail to make any reimbursement payment described in paragraphs (a) or (b) of Section 6.3A by the time
                                                ------------
          specified therein, the other Partner or Partners, in proportion to the amounts of reimbursement due each of them, if any, shall have the first right to purchase the entire Partner's Interest of such defaulting Partner (except, at the option of the purchasing Partner or Partners, the Parent Loans of its Guarantor(s)) in the same manner and at the same price as provided in Section 13.3, provided, however, that
                                           ------------  --------  -------
          at the option of the purchasing Partner or Partners, the reimbursement payment and any and all other indemnification payments then known to be due to the purchasing Partner or Partners pursuant to Section 6.3A
                                                                   ------------
          and remaining unpaid as of the closing of such purchase shall be set off, dollar for dollar, against the purchase price for such Partner's Interest. Upon the purchasing Partner or partners giving the written notice of exercise of such right to purchase, (i) the defaulting Partner shall have no further interest in the Partnership other than
          (A) the right to receive the purchase price for its Partner's Interest in accordance with this Article XIII and (B) any Parent Loans which
                                  ------------
          the purchasing Partner or Partners elect not to purchase and (ii) the remaining Partners and their Guarantor(s) shall promptly (A) amend the Definitive Agreements to adjust

May 17, 1999
Page 7

          the Financial and Voting Interests of the remaining Partners so that each purchasing Partner receives that fraction of the Financial and Voting Interests of the defaulting Partner which is equal to the fraction of the total reimbursement payable by the defaulting Partner that was due to such purchasing Partner and (B) negotiate in good faith and enter into such additions, deletions and other amendments to the Definitive Agreements as shall be necessary or appropriate to equitably share the burdens caused by the absence of the bankrupt Partner and its Guarantor(s) and to take into account all related changed circumstances, provided, that to the extent of any
                                 --------
          disagreement with respect thereto, either of the remaining Partners may elect to have the disagreement resolved in accordance with the informal dispute resolution procedures set forth in Article XIV.
                                                              -----------

               (b) Anything in clause (ii) of the immediately preceding paragraph to the contrary notwithstanding, if the Designated Event which resulted in the obligation to make reimbursement payments pursuant to Section 6.3A causes the Partnership to dissolve by
                      ------------
          operation of law, each of the remaining Partners agrees for the benefit of the other remaining Partner (and not for the benefit of the bankrupt Partner) to promptly form a successor partnership for the purposes set forth in Article II and in connection therewith the
                                ----------
          remaining Partners and their Guarantor(s), subject to any approvals required by the Project Lenders, shall negotiate in good faith and enter into or reaffirm agreements substantially similar to the Definitive Agreements to carry on the business theretofore conducted by the Partnership, but excluding in each case the bankrupt Partner and its Affiliates, together with such additions, deletions or other amendments thereto as shall be necessary or appropriate to share the burdens caused by the absence of the bankrupt Partner and its Guarantor(s) and to take into account all related changed circumstances; provided that to the extent of any disagreement with
                         --------
          respect thereto, either of the remaining Partners may elect to have the disagreement resolved in accordance with the dispute resolution procedures set forth in Article XIV.
                                  -----------

               (c)  If pursuant to paragraph (a) of this Section 13.3A, the
                                                         -------------
          purchasing Partner or Partners shall elect not to purchase the Parent Loans of the Guarantors of the defaulting Partner, such Parent Loans shall continue as obligations of the Partnership (or in circumstances contemplated by paragraph (b) of this Section 13.3A, assumed by the
                                                -------------
          successor partnership formed in accordance therewith) and paid or otherwise performed in accordance with the terms thereof."

May 17, 1999
Page 8

          10.  Section 13.4 is hereby amended to read as follows:

               "13.4  Survival of Restrictions.  The restrictions on transfer
                      ------------------------
          and the right of first refusal contained in this Article XIII shall
                                                           ------------
          survive any termination of this Partnership Agreement, including any dissolution of the Partnership contemplated by paragraph (b) of
          Section 13.3A, and shall continue to be binding on each of the
          -------------
          partners and their respective successors and assigns until such time as the Partnership shall be wound up and liquidated in accordance with
          Article XV."
          ----------

          11. Section 15.2 is hereby amended by adding at the end thereof the following:

               "(h)  Notwithstanding the foregoing, the provisions of Article
                                                                      -------
          XIII shall take precedence over this Section 15.2 in the case of
          ----                                 ------------
          dissolution of the Partnership by operation of law in the circumstances contemplated by paragraph (b) of Section 13.3A, provided
                                                         -------------  --------
          that the Partner's Interest of the bankrupt Partner (other than the Parent Loans of its Guarantor(s)) is purchased by one or more of the other Partners pursuant to Article XIII."
                                     ------------

Coating Agreements
------------------

          1. Article II is hereby amended to add at the end thereof the following:

     "Notwithstanding the foregoing, (a) the Partnership shall have no obligation to sell to Purchaser coating services under this Agreement during any period that Purchaser or its Subsidiary shall be in default under its obligations under Section 6.3A of the Partnership Agreement or
                                 ------------
     Section 6.12 of the Parent Agreement and (b) the Partnership may, at any
     ------------
     time after any other Partner gives the notice of exercise of the right to purchase the Partner's Interest of the Subsidiary of Purchaser pursuant to
     Section 13.A of the Partnership Agreement, terminate by notice to Purchaser
     ------------
     all of Purchaser's rights and obligations under this Agreement arising after the giving of such notice of termination."

          2. Section 6.1 is hereby amended to add at the end thereof the following:

     "Notwithstanding the foregoing, each payment by Purchaser into the Project Lenders' Account shall be deemed to have been made fifty percent (50%) pursuant to Section 6.2 and fifty percent (50%) pursuant to Section 6.9
                 -----------                                     -----------
     hereof."

          3. The second sentence of Section 4.3(a) is hereby deleted and the following added:

May 17, 1999
Page 9

     "Each Coating Fee Advance shall be paid monthly on or before the last business day of each calendar month of the Phase-in Period, commencing April 30, 1986 and ending September 30, 1986 in such a manner that the payment funds are available to the Partnership not later than the end of such month. Notwithstanding the foregoing, commencing with the Coating Fee Advance due on July 31, 1986, Purchaser shall pay a part of each Coating Fee Advance equal to twenty-five percent (25%) of the Periodic Financing Costs accrued by the Partnership under the Project Lenders' Loans and the Sublease during the particular Reporting Period directly to the Project Lenders' Account at the same time and in the same manner specified in this
     Section 4.3 for payment, in lieu of paying such part to the Partnership as
     -----------
     hereinabove provided."

          4. Section 5.4 is hereby amended to change the references to "Section 7.5" of the Operating Agreement to "Section 7.4" of such agreement.
 -----------                                 -----------

          5.   The first sentence of Section 6.2 is hereby amended by deleting
                                     -----------
the clause "commencing with the calendar month in which the Commissioning Date occurs" and by inserting in lieu thereof the words "commencing with the month of October, 1986".

          6. Section 6.2 is hereby further amended to add at the end thereof the following:

     "Notwithstanding the foregoing, commencing with the Fixed Portion of the Coating Fee due on October 31, 1986, Purchaser shall pay a part of each Fixed Portion of the Coating Fee equal to twenty-five percent (25%) of the Periodic Financing Costs accrued by the Partnership under the Project Lenders' Loans and the Sublease during the particular Reporting Period directly to the Project Lenders' Account at the same time and in the same manner specified in this Section 6.3 for payment, in lieu of paying such
                              -----------
     part to the Partnership as hereinabove provided."

          7. Section 6.9 is hereby amended to add at the end thereof the following:

     "Notwithstanding the foregoing, commencing with the Reporting Period ended July 31, 1986, Purchaser shall pay a part of each Fixed Financing Costs Payment equal to twenty-five percent (25%) of the Periodic Financing Costs accrued by the Partnership under the Project Lenders' Loans and Sublease during the particular Reporting Period directly to the Project Lenders' Account at the same time and in the same manner specified in this Section
                                                                       -------
     6.9 for payment, in lieu of paying such part to the Partnership as
     ---
     hereinabove provided."

May 17, 1999
Page 10

          8. Section 7.7 is hereby amended to add at the end thereof the following:

     "Notwithstanding the foregoing, the Partnership may assign its rights hereunder to an agent of the Project Lenders as contemplated by to Section
                                                                        -------
     1 of the Security Agreement."
     -

Operating Agreement
-------------------

          1. Section 2.3 is hereby amended to add at the end thereof the following:

     "Notwithstanding the foregoing, the Partnership may, at any time after the giving of the notice of exercise of the right to purchase the Partner's Interest of the Operator pursuant to Section 13.3A of the Partnership
                                          -------------
     Agreement, terminate by notice to Operator all of Operator's rights and obligations under this Agreement arising after the giving of such notice of termination."

          2.   Section 3.5 is hereby deleted and replaced with the following:

          "3.5 Financing Costs.  (a)  Operator agrees to pay to the Project
               ---------------
     Lenders' Account, commencing with the Reporting Period ended July 31, 1986 and at the end of each Reporting Period thereafter, all Periodic Financing Costs accrued by the Partnership under the Project Lenders' Loans and the Sublease during the particular Reporting Period in excess of the total of the parts of the Fixed Financing Costs Payments and the Fixed Portions of the Coating Fee (or, in the case of the Phase-in Period, the Coating Fee Advances) which under Sections 6.9 and 6.2 (or Section 4.3) of the Coating
                           ------------     ---     -----------
     Agreements, the Primary Purchasers are required to pay to the Project Lenders' Account with respect to the particular Reporting Period, provided
                                                                       --------
     that in the event that one or both of the Primary Purchasers should fail to pay any amount which they are so required to pay to the Project Lenders' Account, Operator shall be responsible for and shall pay to the Project Lenders' Account an amount equal to fifty percent (50%) of the amount which such Primary Purchasers shall have so failed to pay thereto, and no more.

          (b) In addition, Operator agrees to pay to the Partnership, commencing with the Reporting Period ended July 31, 1986 and at the end of each Reporting Period thereafter, (i) all Financing Costs accrued by the Partnership with respect to the Parent Loans during the particular Reporting Period in excess of the total of the parts of the Fixed Financing Cost Payments and Per Ton Financing Costs Payments which under Sections 6.9
                                                                    ------------
     and 6.   are required to pay to the Partnership with respect to (A) the
         ----
     particular Reporting Period and (B) the production of EG Product for the

May 17, 1999
Page 11

     Primary Purchasers during such Reporting Period, and (ii) an amount equal to the excess, if any, of (A) the parts of the Fixed Portions of the Coating Fee (or, in the case of the Phase-in Period, the
     Coating Fee ____ Advances) which under Section 6.2 (or Section   )
                                            -----------     ----------
     of the Coating Agreements, the Primary Purchasers paid to the Project Lenders' Account with respect to the particular Reporting Period, over (B) _____ Per Ton Financing Costs Payments which under Section
                                                                 -------
     6.10 of the Coating Agreements, the Primary Purchasers paid to the
     ----
     Partnership with respect to the production of EG Product for the Primary Purchasers during such Reporting Period, provided that in no
                                                      --------
     event shall Operator be responsible for more than fifty percent (50%) of the total Financing Costs accrued by the Partnership with respect to the Parent Loans during the particular Reporting Period."

          3. Paragraph (a) of Section 3.8 is hereby amended to read as follows:

          "3.8  Insurance.  (a) Subject to paragraph (b) hereof, Operator
                ---------
     will purchase and maintain such insurance on its EG Facility, and the operations conducted thereat, as is commercially reasonable in the circumstances."

          4. Section 6.3(b) is hereby amended to add at the end thereof the following:

     "Notwithstanding the foregoing, the Partnership may, at its option, during any period that Operator shall be in default under its obligations under Section 6.3A of the Partnership Agreement, wi___
                       ------------
     from the Variable Portion Fee Per Ton of EG Product the amount specified in clause (viii) of Exhibit (representing the assumed
                                   -------
     profit to Operator) pay such amount to the Partners or Guarantors whom such obligations are owed, until such time all such obligations have been paid."

          5. Section 7.3(b) is hereby amended to change the reference to "Section 7.5" to "Section 7.4".
------------      -----------

          6. Section 11.7 is hereby amended to add to the end thereof the following:

     "Notwithstanding the foregoing, the Partnership _____ assign its rights hereunder to an agent of the Project Lenders as contemplated by Section 1 of the Security Agreement."
        ---------

May 17, 1999
Page 12

Construction Agreement
----------------------

          1. Section 12 is hereby amended to add a___ thereof the following:

     "Notwithstanding the foregoing, the Partnership _____ assign its rights hereunder to an agent of the Project Lenders as contemplated by Section 1 of the Security Agreement."
        ---------

Parent Agreement
----------------

          1. Section 2.1 is hereby amended to add _____ thereof the following new paragraph (e):

          "(e) Guaranty of Inland Industries. Inland Industries, as direct
               -----------------------------
     obligor and not merely ___ surety, hereby irrevocably and unconditionally guarantees only to the Partnership, the other Guarantors and their Subsidiaries and their respective successors and assigns" (i) the full, _____ and complete performance and/or payment when _____ (including but not limited to principal, ________
     interest, fees, expenses, or other payment or obligation) to be performed or paid by Inland ______, Inland EG (including any
     Affiliate of Inland ____ Inland EG to whom any Partner's Interest shall _____ sold, transferred or assigned pursuant to Section 13.2 of the
                                                     ------------
     Partnership Agreement) pursuant to any of the Definitive Agreements to which either of them is a party; and (ii) the payment, upon _____ of all reasonable costs and expenses (including time to time in effect, affecting creditors' rights attorneys' fees and expenses) as shall have been expended or incurred by the Partnership, the other Guarantors or their respective Subsidiaries, in the enforcement of any agreement, obligation or duty to be performed by Inland or by Inland EG pursuant to any of the Definitive Agreements to which either of them is a party."

          2.   Article IV is hereby amended as follows:

                                  "ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                        OF INLAND AND INLAND INDUSTRIES

          Inland Industries and Inland hereby jointly and severally represent and warrant to Bethlehem, PFM and MSC as follows:

May 17, 1999
Page 13

               Section 4.1 Power and Authority. Each of Inland
               ----------- -------------------
          Industries, Inland and Inland EG: (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation; (b) is duly qualified to transact business in all jurisdictions where such qualification is required; and (c) has the corporate power and authority to (i) own, lease and operate its properties and carry on its business (including all aspects of this Agreement or its participation in the Partnership),
          (ii) execute and deliver each Definitive Agreement to which it is a party, and (iii) perform and observe the terms and conditions of such respective agreements.

               Section 4.2 Due Authorization. Each of Inland
               ----------- -----------------
          Industries, Inland and Inland EG has taken all requisite corporate action to authorize the execution and delivery of the Definitive Agreements and the performance and observance of the terms and conditions thereof. Each of the Definitive Agreements required to be executed and delivered by Inland Industries, Inland and Inland EG has been duly authorized, executed and delivered by Inland Industries, Inland or Inland EG, as the case may be, and constitutes the legal, valid and binding obligation of Inland Industries, Inland or Inland EG, as the case may be, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from generally and limitations on the availability of equitable remedies), assuming the due execution and delivery thereof by the other parties thereto.

               Section 4.3 No Violation. Neither the execution or
               ----------- ------------
          delivery of any Definitive Agreement required to be executed and delivered by Inland Industries, Inland or Inland EG, as the case may be, nor the consummation of the transactions contemplated thereunder will (i) violate any provisions of the Certificate of Incorporation or By-laws of each of them, (ii) violate, result in the termination of, or constitute a default under the terms of, any mortgage, bond, indenture, agreement, lease or other instrument or obligation to which either of them is a party or by which either of their respective properties or assets may be bound, in each case which would materially and adversely affect the ability of Inland Industries, Inland or Inland EG to perform their respective obligations under this Agreement or any other Definitive Agreement, (iii) result in the creation of any lien,

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May 17, 1999
Page 14

          charge or encumbrance upon any of their respective properties pursuant to the terms of any such mortgage, bond, indenture, agreement, lease or other instrument or obligation, in each case which would materially and adversely affect the ability of Inland Industries, Inland or Inland EG to perform their respective obligations under this Agreement or any other Definitive Agreement, (iv) violate any judgment, order, injunction, decree, or award of any court, administrative agency or governmental body against, or binding upon, either of them or upon their respective businesses or properties, or (v) to the best knowledge of Inland Industries or Inland constitute a violation of either of them or Inland EG of any law or regulation of any jurisdiction insofar as such law or regulation relates to any of them or to their respective businesses or properties.

               Section 4.4 Consents, etc. To the best knowledge of
               ----------- -------------
          Inland Industries or Inland, no authorization, consent, approval, license, exemption of or filing or registration with any governmental department or agency is or will be necessary for the execution and delivery of any of the Definitive Agreements by Inland Industries, Inland or Inland EG.

               Section 4.5 Disclosures; No Omissions. (a) As of the
               ----------- -------------------------
          date hereof, none of the representations and warranties of Inland Industries and Inland in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the representations and warranties herein, in the light of the circumstances under which they are made, not misleading.

               (b) Inland Industries and Inland acknowledge that Inland has given to the other Guarantors information about itself and other information consisting of projections and estimates about the proposed construction and operation of the EG Facility which have been included in the Definitive Agreements or have materially affected the provisions contained therein. A portion of such information, projections and estimates relate to matters with respect to which Inland lacks material information; and while Inland Industries and Inland expressly disclaim any representation or warranty with respect to the accuracy or completeness of such information, projections and estimates (other than as expressly set forth in this Agreement), Inland Industries and Inland nevertheless do hereby represent and warrant to

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May 17, 1999
Page 15

          the other Guarantors that Inland (i) has given such information, projections and estimates to the other Guarantors in good faith based, in the reasonable judgment of Inland, on whatever material information is known to it as of the date hereof and (ii) has provided to the other Guarantors all information known to it as of the date hereof necessary, in the reasonable judgment of Inland, to make such information, projections and estimates not materially misleading."

          3. Article VI is hereby amended by adding at the end thereof the following:

               "Section 6.12 Certain Indemnification. If a
                ------------ -----------------------
          "Designated Event" (as defined in Section 6.02 of each of the Credit Agreements) relating to any Guarantor or its Subsidiary shall occur, whether or not resulting in the application of funds held under the Cash Collateral Agreement or the acceleration of any Notes or Promissory Notes, such Guarantor shall promptly reimburse the other Guarantors and their Subsidiaries for all moneys expended and otherwise indemnify and hold harmless the Partnership, the other Guarantors and their respective Subsidiaries from and against any and all loss, cost or damage, including but not limited to reasonable attorneys' fees and expenses, incurred by the Partnership, such other Guarantors and their respective Subsidiaries as result of such "Designated Event," including but not limited to any and all moneys expended and loss, cost and damage incurred as a result of any actions taken by such Guarantors and their Subsidiaries pursuant to Section 6.3A of the Partnership Agreement to
                      ------------
          cure such Designated Event or to pay such accelerated Notes and/or Promissory Notes."

          4. Section 7.4 is hereby amended to provide that the address for notices to Inland Industries shall be the same as the address for notices to Inland.

          5. Section 7.5 is hereby amended to add at the end thereof the following:

          "Without limiting the generality of the foregoing, each Guarantor agrees that it will not directly or indirectly sell, lease, transfer or otherwise dispose of all or any substantial part of its assets to any Affiliate, unless such Affiliate becomes jointly and severally liable under this Agreement."

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May 17, 1999
Page 16

     Appendix A
     ----------

          1. Appendix A to the Definitive Agreements is hereby amended to add the following:

               "CABV" shall mean Creditanstalt-Bankverein, a bank incorporated under Austrian law.

               "Cash Collateral Agreement" shall mean that certain Cash Collateral Agreement dated as of July 24, 1986, as amended from time to time, among EGL Steel, Inland EG, PFM EG, the banks parties to the Term Loan Agreement, CABV, Creditanstalt, as agent for the Project Lenders, and Toledo Trust Company, as custodian of such agent.

               "Credit Agreements" shall mean the Term Loan Agreement dated as of July 23, 1986 among the Partnership, Creditanstalt, and Toledo Trust Company (the "Term Loan Agreement") and the Amended and Restated Credit Facility Agreement dated as of July 23, 1986 between the Partnership and CABV (the "Restated Credit Facility Agreement").

               "Designated Event" shall mean the events described in Section
          6.02 of each of the Credit Agreements.

               "Inland Industries" shall mean Inland Steel Industries, Inc., a Delaware corporation.

               "Periodic Financing Costs" shall mean the periodic payments of
          (a) principal, interest and insurance fees with respect to the Project Lenders' Loans and (b) 'Basic Rent' as defined in the Sublease.

               "Project Lenders" shall mean Creditanstalt, CABV and Toledo Trust Company.

               "Project Lenders' Account" shall mean account no. 16-6201-00 established at Toledo Trust Company pursuant to Section 10 of the
                                                          ----------
          Security Agreement.

               "Project Lenders' Loans" shall mean the portion of the Permanent Financing Agreement represented by the Credit Agreements.

May 17, 1999
Page 17

               "Security Agreement" shall mean that certain Security Agreement dated July 24, 1986, as amended from time to time, among the Partnership, the Project Lenders, Creditanstalt, as agent, and Toledo Trust Company, as paying agent."

               "Sublease" shall mean the portion of the Permanent Financing Agreement represented by the Sublease dated as of May 30, 1986 between PFM and the Partnership."

          2. The definition of the term "Financing Costs" is hereby amended to add at the end thereof the following sentence

          "Such term shall include all principal, interest, rent, fees and costs payable by the Partnership under the Project Lender"s Loans, the Sublease and the Parent Loans including, without limitation, the insurance fees specified by Section 2.05 of the Restated Credit Facility Agreement."

          3. The definitions of the terms "Fiscal Quarter," "Fiscal Semi-Annual Period," "Fiscal Year," "Guarantor" and "Reporting Period" are hereby amended to read as follows:

               "Fiscal Quarter" shall mean each of the periods of three calendar months ended on the last day of May, August, November and February of each Fiscal Year.

               "Fiscal Semi-Annual Period" shall mean each of the periods of six calendar months ended on the last day of August and February of each Fiscal Year.

               "Fiscal Year" shall mean the period commencing on the first day of March of each calendar year and ending on the last day of February of the next successive calendar year.

               "Guarantor" shall mean: (a) with respect to EGL Steel, Bethlehem; (b) with respect to Inland EG, Inland and Inland Industries; and (c) with respect to PFM (EG), PFM and MSC.

               "Reporting Period" shall mean a calendar month.

May 17, 1999
Page 18

               In order to evidence such amendments, please sign a counterpart of this letter at the place indicated below, and return such counterpart to the undersigned.

                              Very truly yours,


                              WALBRDIGE COATINGS, AN ILLINOIS
                              PARTNERSHIP


                              By:  PRE FINISH METALS (EG)
                                   INCORPORATED


                              By:____________________________



                              By:  EGL STEEL INC.
                                   General Partner


                              By:____________________________


                              By:____________________________

May 17, 1999
Page 19

                              By:  INLAND STEEL ELECTROGALVANIZING
                                   CORPORATION
                                   General Partner


                              By:____________________________

May 17, 1999
Page 20

Agreed as of the ______ day of July, 1986

EGL STEEL INC.                        PRE FINISH METALS (EG) INCORPORATED


By: _____________________________     By: _______________________________
     Treasurer

By: _____________________________


BETHLEHEM STEEL CORPORATION           PRE FINISH METALS INCORPORATED


By: _____________________________     By: _______________________________
    Vice President and Treasurer

By: _____________________________
    Senior Vice President

INLAND STEEL ELECTRO-                 MATERIAL SCIENCES CORPORATION
  GALVANIZING CORPORATION


By: _____________________________     By: ________________________________

INLAND STEEL COMPANY


By: _____________________________

INLAND STEEL INDUSTRIES, INC.


By: _____________________________